UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2010

ARCHER-DANIELS-MIDLAND COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 424-5200

Item 8.01	Other Events.

This Current Report on Form 8-K includes revisions to Items 6, 7, 7A and 8 of Archer-Daniels-Midland Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which the Company originally filed with the Securities and Exchange Commission (SEC) on August 26, 2009 (Original Filing), to reflect the impact of the adoption of new accounting standards on the Company’s financial statements in the prior periods.  The Company will then incorporate the revised financial statements by reference into an automatic shelf registration statement on Form S-3, which the Company is planning to file with the SEC.  The financial statement revisions relate to how noncontrolling interests are reflected in the Company’s financial statements, and the allocation of convertible debt into debt and equity components and the related impact on interest expense.

The revisions reflect the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 160, Accounting and Reporting of Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS 160), and Financial Accounting Standards Board Staff Position Accounting Principles Board Opinion 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1).  As required, the Company adopted these standards effective July 1, 2009, and retrospectively applied the impact to the Company’s financial statements as further described in Notes 1, 8, 11, 12, 15, and 17 to the consolidated financial statements included herein.  The Company also updated the required evaluation of subsequent events under SFAS No. 165, Subsequent Events (SFAS 165), through March 19, 2010.  In addition, in connection with the filing of this Current Report and pursuant to the rules of the SEC, the Company is including with this Form 8-K an exhibit consisting of the consent from the Company’s independent registered public accounting firm.

This Form 8-K does not attempt to modify or update any other disclosures set forth in the Original Filing, except as required to reflect the adoption of SFAS 160 and FSP APB 14-1 in this Form 8-K and in connection with the updating of the subsequent events evaluation required under SFAS 165.  Other than the foregoing, this report does not update or discuss any other developments affecting the Company subsequent to the date of the Original Filing.

On November 6, 2009 and February 8, 2010, the Company filed Quarterly Reports on Form 10-Q for the periods ended September 30, 2009 and December 31, 2009, respectively, which reflected the adoption of these accounting standards as further described in Note 1 to the consolidated financial statements included in each filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits 23	The following exhibits are furnished herewith: Consent of independent registered public accounting firm.

99.1	Revised Items 6, 7, 7A and 8 of Archer-Daniels-Midland Company’s June 30, 2009 Form 10-K, originally filed on August 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: March 19, 2010	By	/s/ David J. Smith
David J. Smith Executive Vice President, Secretary and General Counsel